                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant  /X/

Filed by a party other than the registrant / /

Check the appropriate box:

            / /   Preliminary Proxy Statement

            / /   Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))

            /X/   Definitive Proxy Statement

            / /   Definitive Additional Materials

            / /   Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12

                                 WHX CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

            Payment of filing fee (check the appropriate box):

            /X/   No fee required.

            / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

            (1)   Title  of  each  class  of  securities  to  which  transaction applies:

--------------------------------------------------------------------------------

            (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

            (3)   Exchange  Act Rule  0-11 (Set  forth  the  amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

            (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

            (5)   Total fee paid:

--------------------------------------------------------------------------------

            / /   Fee paid previously with preliminary materials.

            / /   Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount Previously Paid:

--------------------------------------------------------------------------------

            (2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

            (3)   Filing Party:

--------------------------------------------------------------------------------

            (4)   Date Filed:

--------------------------------------------------------------------------------

                                 WHX CORPORATION
                              110 East 59th Street
                            New York, New York 10022
                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 18, 2002
                                -----------------

To Our Stockholders:

            We invite you to attend our annual stockholders' meeting on Tuesday,
June 18, 2002 at the Dupont Hotel, 11th & Market Streets,  Wilmington,  Delaware
19801 at 11:00 a.m. At the meeting,  you will hear an update on our  operations, have a chance to meet some of our directors and executives,  and will act on the following matters:

                1)  To elect three (3) class III directors to a three-year term;
                2)  To  approve  a  proposal   to  amend  the   Certificate   of
                    Incorporation  to  effect  a  reverse  stock  split  of  the
                    Company's  common  stock  such  that one new share of common stock would be issued for up to four  shares of  outstanding common  stock,  as  shall  be  determined  by the  Board  of
                    Directors;
                3)  To ratify the appointment of  PricewaterhouseCoopers  LLP as our independent accountants for fiscal 2002; and
                4)  Any other matters that properly come before the meeting.

            This booklet  includes a formal  notice of the meeting and the proxy statement.  The proxy  statement  tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

            Only  stockholders of record at the close of business on May 7, 2002 will be  entitled  to vote at the  annual  meeting.  Even if you  only own a few shares, we want your shares to be represented at the annual meeting.  I urge you to complete,  sign,  date,  and return your proxy card  promptly in the enclosed envelope.

            We have  also  provided  you with the  exact  place  and time of the meeting if you wish to attend in person.

                                    Sincerely yours,

                                    MARVIN L. OLSHAN
                                    Secretary

Dated:   New York, New York
         May 14, 2002

                                 WHX CORPORATION
                              110 East 59th Street
                            New York, New York 10022
                                -----------------

                              2002 PROXY STATEMENT

                               GENERAL INFORMATION

            This  proxy  statement  contains  information  related to the annual meeting of stockholders of WHX Corporation to be held on Tuesday, June 18, 2002, beginning at 11:00 a.m., at the Dupont Hotel, 11th & Market Streets, Wilmington,
Delaware 19801, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

            At the Company's annual meeting, stockholders will hear an update on the  Company's  operations,  have a chance  to meet  some of its  directors  and executives and will act on the following matters:

                1)  To elect three (3) class III directors to a three-year term;
                2)  To  approve  a  proposal   to  amend  the   Certificate   of
                    Incorporation  to  effect  a  reverse  stock  split  of  the
                    Company's  common  stock  such  that one new share of common stock would be issued for up to four  shares of  outstanding common  stock,  as  shall  be  determined  by the  Board  of
                    Directors;
                3)  To ratify the appointment of  PricewaterhouseCoopers  LLP as our independent accountants for fiscal 2002; and
                4)  Any other matters that properly come before the meeting.

Who May Vote

            Stockholders of WHX  Corporation,  as recorded in our stock register on May 7, 2002 (the "Record Date"), may vote at the meeting. As of this date, we had 16,215,120 shares of common stock eligible to vote. All shares in this class have equal voting rights of one vote per share. We also have 2,573,926 shares of
Series  A  Convertible   Preferred  Stock  and  2,950,000  shares  of  Series  B
Convertible  Preferred  Stock  outstanding  (together,  the "Preferred  Stock").
Dividends on the Preferred  Stock have not been paid since the dividend  payment of October 1, 2000. The holders of the Preferred Stock are eligible to elect two directors to the Company's Board of Directors upon the Company's  failure to pay six quarterly  dividends,  whether or not consecutive.  The regularly  scheduled dividend payment that was due April 1, 2002 was the sixth dividend  non-payment.
Accordingly,  the  holders  of  Preferred  Stock  have the  right  to elect  two directors to our Board of Directors. The election of directors by the holders of the  Preferred  Stock  will  be at a  separate  meeting  of the  holders  of the
Preferred  Stock called by the Company to be held June 27, 2002.  The holders of the Preferred Stock are not eligible to vote at this meeting.

How to Vote

            You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the meeting.

Voting Electronically via the Internet or by Telephone

            Stockholders  whose shares are  registered  directly on the books of the Company may vote either by telephone or via the Internet.  Your telephone or
Internet  vote  authorizes  the named  proxies in the same  manner as if you had executed a proxy  card and  returned  it by mail.  Instructions  for  registered stockholders interested in voting by telephone or via the Internet are set forth on the enclosed  proxy card.  The telephone and Internet  voting  procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote  their  shares  and  confirm  that their  instructions  have been  properly recorded.

            If your  shares are  registered  in the name of a bank or  brokerage firm, you may be eligible to vote your shares  electronically  over the Internet or by telephone.  If your voting form does not  reference  Internet or telephone information,  please  complete and return the paper form in the  self-addressed, postage paid envelope provided.

How Proxies Work

            Our Board of  Directors  is asking  for your  proxy.  Giving us your proxy  means you  authorize  us to vote your shares at the meeting in the manner you direct.  You may vote for all, some, or none of our director  nominees.  You may also vote for or against the other proposal or abstain from voting.

            Proxies  submitted by mail,  telephone or Internet  will be voted by the individuals named on the proxy card in the manner you indicate.  If you give us your proxy but do not specify how you want your  shares  voted,  they will be voted in accordance with the Board of Directors  recommendations,  i.e. in favor of all our  director  nominees,  in favor of the  approval of the reverse  stock
split   and   in   favor   of   the   ratification   of   the   appointment   of
PricewaterhouseCoopers LLP as our independent accountants.

            You may receive more than one proxy or voting card  depending on how you hold  your  shares.  If you hold  shares  through  someone  else,  such as a stockbroker,  you may get materials  from them asking how you want to vote.  The latest  proxy  card we  receive  from you will  determine  how we will vote your shares.

Revoking a Proxy

            There are three ways to revoke your proxy.  First,  you may submit a new proxy with a later date up until the existing proxy is voted.  Secondly, you may vote in person at the meeting.

            Lastly,  you may notify our  corporate  secretary  in writing at 110
East 59th Street, New York, New York 10022.

Quorum

            In order to carry on the  business  of the  meeting,  we must have a quorum.  This means at least a majority of the  outstanding  shares  eligible to vote must be  represented at the meeting,  either by proxy or in person.  Shares that we own are not voted and do not count for this purpose.

Votes Needed

            The director nominees  receiving a majority of the votes cast during the meeting  will be elected to fill the seats of our class III  directors.  The reverse  stock  split must be  approved  by the  holders  of a  majority  of the outstanding Common Stock of the Company. For other proposals to be approved, the favorable  vote of a  majority  of the votes  cast is  required.  Votes that are withheld  from voting on a proposal  will be excluded  entirely and will have no effect in determining  the quorum.  Abstentions  and broker  non-votes count for quorum  purposes  and would have the effect of a negative  vote for the  reverse stock  split;  otherwise  they have no impact in the  election of  directors  or ratification of auditors.  Broker  non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular  proposal.  Brokers that do not receive  instructions  are entitled to vote on the election of directors, the approval of the reverse stock split and the ratification of the auditors.

Attending in Person

            Only stockholders,  their proxy holders,  and our invited guests may attend the  meeting.  If you wish to attend  the  meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification  with a photo at the meeting.  For example, you could  bring an account  statement  showing  that you owned WHX  Corporation shares as of May 7, 2002 as acceptable proof of ownership.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of the common stock (the "Common  Stock"),  $.01 par value of WHX Corporation  (the
"Company")  outstanding  at May 7, 2002, by (i) each person known by the Company to be the beneficial  owner of more than five percent of its Common Stock,  (ii)
each  director,  (iii)  each of the  executive  officers  named  in the  summary compensation  table and (iv) by all  directors  and  executive  officers  of the
Company as a group.

                                                      Shares Beneficially   Percentage
Name and Address of Beneficial Owner (1)                    Owned           of Class(2)
----------------------------------------                    -----           -----------
Deutsche Bank A.G.(3)
TaunusanIage 12, D-60325
Frankfurt am Main, Federal Republic of Germany .....     4,972,470           23.9%

Founders Financial Group, L.P.(4)
53 Forest Avenue
Old Greenwich, Connecticut 06870 ...................     1,034,706            6.4%

WPN Corp.(5)
110 E. 59th Street
New York, New York  10022 ..........................     1,694,150            9.5%

Dimensional Fund Advisors Inc.(6)
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401 ....................     1,307,225            8.1%

Gabelli Funds, LLC(7)
One Corporate Center,
Rye, New York  10580 ...............................     2,049,009           11.3%

Alliance Capital Management L.P.(8)
1290 Avenue of the Americas
New York, New York  10104 ..........................     1,162,100            7.2%

Dewey Square Investors Corporation(9)
One Financial Center
Boston, Massachusetts  02111 .......................       866,419            5.3%

Ronald LaBow .......................................     1,694,150(5)         9.5%

Neil D. Arnold .....................................       133,328(10)          *

Robert A. Davidow ..................................       172,463(11)        1.1%

William Goldsmith ..................................        90,000(10)          *

Robert D. LeBlanc ..................................       344,795(12)        2.1%

Marvin L. Olshan ...................................        92,665(13)          *

Raymond S. Troubh ..................................       132,000(14)          *

James G. Bradley ...................................       261,654(15)        1.6%

Robert K. Hynes ....................................        32,947(16)          *

Arnold G. Nance ....................................        17,775(17)          *

All Directors and Executive Officers as a Group
(10 persons) .......................................     2,972,127(18)       15.7%

-------------------
*        less than one percent.

(1)         Each  stockholder,  director and  executive  officer has sole voting power  and  sole  dispositive  power  with  respect  to  all  shares beneficially owned by him, unless otherwise indicated.
(2)         Based  upon  shares of Common  Stock  outstanding  at May 7, 2002 of
            16,215,120 shares.
(3)         Based on a Schedule 13G/A filed in February 2002, Deutsche Bank A.G.
            beneficially holds 871,000 shares of Series A Convertible  Preferred
            Stock and 738,360  shares of Series B  Convertible  Preferred  Stock convertible  into  2,759,850 and  1,809,720  shares of Common Stock, respectively, and 402,900 shares of Common Stock.
(4)         Based on a Schedule 13G/A filed in February 2000, Founders Financial
            Group, L.P., Forest Investment Management LLC/ADV,  Michael A. Boyd,
            Inc. and Michael A. Boyd  collectively  beneficially  hold 1,034,706 shares of Common Stock.
(5)         Based on a Schedule 13D filed jointly in December 1997 by WPN Corp.,
            Ronald  LaBow,  Stewart  E. Tabin and Neale X.  Trangucci.  Includes
            1,582,500  shares of Common Stock  issuable upon exercise of options within 60 days hereof.  Ronald LaBow, the Company's Chairman, is the sole stockholder of WPN Corp. Consequently,  Mr. LaBow may be deemed to be the  beneficial  owner of all shares of Common  Stock owned by
            WPN Corp. Mr. LaBow disclaims beneficial ownership of the options to purchase 400,000 shares of Common Stock held by WPN Corp. as nominee for Messrs. Tabin and Trangucci, all of which are exercisable within
            60 days  hereof.  Messrs.  Tabin  and  Trangucci  are  officers  and directors  of WPN Corp.  and  disclaim  beneficial  ownership of all shares of Common  Stock  owned by WPN Corp.,  except for  options to purchase  such 400,000  shares of Common Stock held by WPN Corp.  as nominee for Messrs.  Tabin and Trangucci.  Each of Messrs. Tabin and
            Trangucci  holds  options,  exercisable  within 60 days  hereof,  to purchase 541,656 shares of Common Stock.
(6)         Dimensional  Fund  Advisors,  Inc.  ("Dimensional"),  an  investment advisor registered under Section 203 of the Investment  Advisors Act of 1940,  furnishes  investment advice to four investment  companies registered  under the Investment  Company Act of 1940, and serves as investment manager to certain other investment  vehicles,  including commingled group trusts.  (These investment companies and investment vehicles are the  "Portfolios").  In its role as investment  advisor and investment  manager,  Dimensional  possessed both investment and voting power over 1,307,225  shares of WHX  Corporation  stock as of
            December 31, 2001. The  Portfolios  own all  securities  reported in this statement,  and Dimensional  disclaims  beneficial ownership of such securities.
(7)         Based on a Schedule 13D/A filed in July 2001,  Gabelli  Funds,  LLC,
            GAMCO  Investors,   Inc.,  Gabelli  International  Limited,  Gabelli
            Advisers, Inc. and Gabelli Performance Partnership L.P. collectively beneficially  hold  2,049,009  shares of Common  Stock.  This amount includes  Common Stock  issuable  upon their  conversion  of 390,931 shares of Series A Convertible Preferred Stock and 286,031 shares of
            Series B Convertible Preferred Stock.
(8)         Based on a Schedule  13G filed  jointly in February  1999,  Alliance
            Capital  Management,  L.P.,  AXA, AXA Assurances  I.A.R.D.  Mutuelle
            ("AXAAIM"),  AXA Assurances Vie Mutuelle ("AXAAVM"), AXA Conseil Vie
            Assurance  Mutuelle  ("AXACVAM"),  AXA Courtage  Assurance  Mutuelle
            ("AXACAM")   and  The   Equitable   Companies,   Inc.   collectively
            beneficially  hold 1,162,100  shares of Common Stock. The address of
            AXA is 9 Place  Vendome 75001 Paris,  France.  The address of AXAAIM and AXAAVM is 21, rue de Chateaudun 75009 Paris, France. The address of AXACVAM is 100-101  Terrasse  Boieldieu  92042  Paris La Defense,
            France. The address of AXACAM is 26, rue Louis le Grand 75002 Paris,
            France.
(9)         Based on a  Schedule  13G/A  filed in  January  1999,  Dewey  Square
            Investors Corp.  beneficially  holds 866,419 shares of Common Stock.
            This amount includes Common Stock issuable upon their  conversion of
            Preferred Stock.
(10)        Consists of shares of Common Stock  issuable upon their  exercise of options within 60 days hereof.
(11)        Includes  91,665 shares of Common Stock issuable upon their exercise of options within 60 days hereof, and approximately 80,798 shares of
            Common Stock  issuable upon  conversion of 25,500 shares of Series A
            Convertible Preferred Stock.
(12)        Includes 313,328 shares of Common Stock issuable upon their exercise of options within 60 days hereof, 24,016 shares of Common Stock, and approximately  2,451 shares of Common Stock issuable upon conversion of 1,000  shares of Series B Preferred  Stock owned  directly by Mr.
            LeBlanc, 1,000 shares of Common Stock held by Mr. LeBlanc's wife and
            4,000 shares of Common Stock held by Mr. LeBlanc's children.
(13)        Includes  91,665 shares of Common Stock issuable upon their exercise of options  within 60 days hereof.
(14)        Includes  80,000 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(15)        Includes 260,000 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(16)        Includes  29,998 shares of Common Stock issuable upon their exercise of options within 60 days hereof.
(17)        Includes  10,000 shares of Common Stock issuable upon their exercise of options  within 60 days  hereof,  approximately  3,105  shares of
            Common  Stock  issuable  upon  conversion  of 980 shares of Series A
            Preferred Stock,  approximately  980 shares of Common Stock issuable upon  conversion  of 400 shares of Series B Preferred  Stock held by
            Mr. Nance's children, and 3,690 shares of Common Stock.
(18)        Includes  2,682,484  shares  of Common  Stock  issuable  upon  their exercise of options within 60 days hereof.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

            The Company's  Certificate of  Incorporation  and Bylaws provide for the classification of the Board of Directors into three classes. The term of the current Class III Directors  expires at the 2002 Annual Meeting of  Stockholders
(the  "Meeting")  and when  their  successors  are duly  elected  and shall have qualified.  All  nominees  are  currently  Class III  Directors  of the Company.
Management  has no reason to believe that any of the nominees  will be unable or unwilling  to serve as a  director,  if  elected.  Should any  nominee  not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the  remaining  nominees  and may be also voted for a substitute nominee selected by the Board of Directors.

            Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below, to serve as Class III Directors of the
Company for a term of office to expire at the third succeeding Annual Meeting of
Stockholders  and until their  successors  have been duly elected and qualified.
Class III Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The Class I and Class II Directors will continue to serve their respective  terms, with the two Class I Directors having a term that will expire at the 2003 Annual  Meeting of  Stockholders  of the Company and the
two Class II Directors having a term that will expire at the 2004 Annual Meeting of Stockholders of the Company.

            The  Company  also has  2,573,926  shares  of  Series A  Convertible
Preferred  Stock and 2,950,000  shares of Series B Convertible  Preferred  Stock outstanding (together, the "Preferred Stock").  Dividends on the Preferred Stock
have not been paid since the dividend payment of October 1, 2000. The holders of the Preferred  Stock are eligible to elect two directors to the Company's  Board of Directors upon the Company's failure to pay six quarterly dividends,  whether or not consecutive.  The regularly scheduled dividend payment that was due April
1,  2002  was the  sixth  dividend  non-payment.  Accordingly,  the  holders  of
Preferred  Stock have the right to elect two directors to the Company's Board of
Directors.  The election of directors by the holders of the Preferred Stock will be at a separate  meeting of the holders of the  Preferred  Stock  called by the
Company to be held June 27,  2002.  The holders of the  Preferred  Stock are not eligible to vote at this meeting.

            The names of the nominees and certain  information  concerning  them are set forth:

                                              Principal Occupation                            First Year
                          Class of            for the Past Five Years                          Became
Name                      Director       and Current Public Directorships       Age         a Director(1)
----                      --------       --------------------------------       ---         -------------
Neil D. Arnold              III         Director  and Vice  Chairman  of the     53              1992
                                        Board.   Officer  of  WPN  Corp.,  a
                                        financial consulting company,  since
                                        August 2001.  Private Investor since
                                        May 1999.  Group Finance Director of
                                        Lucas Varity plc from  December 1996
                                        to  May  1999,  and  Executive  Vice
                                        President  -  Corporate  Development
                                        from   September  1996  to  December
                                        1996;   Senior  Vice  President  and

                                        Chief  Financial  Officer  of Varity
                                        Corporation   from   July   1990  to
                                        September  1996.  Lucas  Varity  plc
                                        designs,  manufactures  and supplies
                                        advanced     technology     systems,
                                        products and services in the world's
                                        automotive and aerospace industries.

Robert A. Davidow           III         Director.  Private  investor  since      60              1992
                                        January  1990.   Director  of  Arden
                                        Group,  Inc., a supermarket  holding
                                        company.

Ronald LaBow                III         Chairman of the Board.  President of     66              1991
                                        Stonehill   Investment  Corp.  since
                                        February  1990.  Director of Regency
                                        Equities   Corp.,   a  real   estate
                                        company, and an officer and director
                                        of WPN Corp., a financial consulting
                                        company.

            The names of the Class I and Class II Directors,  whose terms expire
at  the  2003  and  2004  annual  meeting  of   stockholders   of  the  Company,
respectively, who are currently serving their terms, are set forth below:

                                              Principal Occupation                            First Year
                          Class of            for the Past Five Years                          Became
Name                      Director       and Current Public Directorships       Age         a Director(1)
----                      --------       --------------------------------       ---         -------------

William Goldsmith           I           Director.  Management and Marketing      83              1987
                                        Consultant  since 1984.  Chairman of
                                        Nucon  Energy  Corp.  since 1997 and
                                        TMP, Inc. from January 1991 to 1993.
                                        Chairman and Chief Executive Officer
                                        of Overspin Golf Corp.  from 1993 to
                                        1997.  Chairman and Chief  Executive
                                        Officer of Fiber Fuel International,
                                        Inc.,   from  1994  to  1997.   Life
                                        Trustee    to    Carnegie     Mellon
                                        University since 1980.

Robert D. LeBlanc           I           Director.  Executive  Vice  President    52              1999
                                        of the  Company  since  April  1998.
                                        President   and   Chief    Executive
                                        Officer  of Handy &  Harman  ("H&H")
                                        since April 1998.  (H&H was acquired
                                        by  the  Company  in  April   1998).
                                        President,  Chief Operating  Officer
                                        and  Director  of H&H from July 1997
                                        to  April   1998.   Executive   Vice
                                        President of H&H from  November 1996
                                        to July 1997.  Director  of Church &

                                        Dwight   Co.,   Inc.,   a   consumer
                                        products  and   specialty   chemical
                                        company, since July 1998.

Marvin L. Olshan            II          Director. Secretary  of  the  Company    74              1991
                                        since 1991. Partner, Olshan Grundman
                                        Frome Rosenzweig & Wolosky LLP, from
                                        1956 to 2002,  and Of Counsel  since
                                        2002.

Raymond S. Troubh           II          Director.  Financial  Consultant  for    76              1992
                                        in excess of past  five  years.  Mr.
                                        Troubh is also a  director  of ARIAD
                                        Pharmaceuticals,    Inc.,    Diamond
                                        Offshore   Drilling,   Inc.,   Enron
                                        Corp.,  General  American  Investors
                                        Company,  Gentiva  Health  Services,
                                        Inc.,  Health  Net,  Inc.,  Hercules
                                        Incorporated,   Starwood   Hotels  &
                                        Resorts, and Triarc Companies, Inc.,
                                        a holding company. Trustee of Petrie
                                        Stores Liquidating Trust.

------------------
(1) The Company and its subsidiaries were reorganized into a new holding company structure ("Corporate  Reorganization") on July 26, 1994. Prior to the Corporate
Reorganization,  all directors of the Company who were  directors at the time of the Corporate Reorganization were directors of Wheeling-Pittsburgh Corporation.

Recommendation of the Board of Directors

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF
THE NOMINEES.

Meetings and Committees

            The  Board  of  Directors  met on 4  occasions  and took  action  by unanimous  written  consent on 1 occasion  during the fiscal year ended December
31, 2001.  There are five  Committees of the Board of  Directors:  the Executive
Committee,  the Audit  Committee,  the  Compensation  Committee,  the Nominating
Committee  and  the  Stock  Option   Committee   (for  the  1991  Incentive  and
Nonqualified  Stock Option Plan and the 2001 Stock Option Plan).  The members of the Executive Committee are Ronald LaBow,  Robert A. Davidow,  Marvin L. Olshan,
Raymond S. Troubh and Neil D. Arnold.  The  Executive  Committee  took action by unanimous  written consent on 3 occasions  during the fiscal year ended December
31, 2001.  The  Executive  Committee  possesses  and exercises all the power and authority  of the Board of  Directors  in the  management  and  direction of the business and affairs of the Company  except as limited by law and except for the power to change the membership or to fill vacancies on the Board of Directors or the  Executive  Committee.  The  members of the Audit  Committee  are Raymond S.
Troubh,  Robert A. Davidow and William  Goldsmith.  The Audit Committee met on 4
occasions and took action by unanimous  written consent on 1 occasion during the fiscal year ended December 31, 2001. The primary  purpose of the Audit Committee is to assist the Board of Directors in fulfilling its  responsibility to oversee the Company's  financial  reporting  activities.  The Audit  Committee  annually recommends to the Board of Directors  independent public accountants to serve as auditors of the Company's books, records and accounts,  reviews the scope of the audits  performed  by such  auditors  and the audit  reports  prepared  by them, reviews and monitors the Company's internal  accounting  procedures and monitors compliance  with the  Company's  Code of Ethics  Policy and Conflict of Interest
Policy.  A report  from the  Audit  Committee  is also  included  in this  Proxy
Statement, see Audit Committee Report. The members of the Compensation Committee are Robert A. Davidow,  William Goldsmith and Marvin L. Olshan. The Compensation
Committee met on 4 occasions and took action by unanimous  written  consent on 2 occasions  during the fiscal year ended  December  31,  2001.  The  Compensation
Committee reviews  compensation  arrangements and personnel matters. The members of the  Nominating  Committee are Ronald  LaBow,  Marvin L. Olshan and Robert A.
Davidow.  The Nominating Committee took action by unanimous written consent on 1 occasion  during the  fiscal  year  ended  December  31,  2001.  The  Nominating
Committee  recommends  nominees to the Board of Directors  of the  Company.  The members  of the Stock  Option  Committee  are  Raymond  S.  Troubh and Robert A.
Davidow.  The Stock Option  Committee  administers the granting of stock options under the 1991  Incentive and  Nonqualified  Stock Option Plan (the "1991 Plan")
and the 2001 Stock Option Plan (the "2001  Plan").  The Stock  Option  Committee
took action by unanimous  written consent on 2 occasions  during the fiscal year ended December 31, 2001.

            Directors of the Company who are not employees of the Company or its subsidiaries  are entitled to receive  compensation  for serving as directors in the amount of $40,000 per annum and $1,000 per Board Meeting, $800 per Committee
Meeting attended in person and $500 per telephonic  meeting other than the Stock
Option Committee, and $1,000 per day of consultation and other services provided other than at meetings of the Board or Committees thereof, at the request of the
Chairman of the Board.  Committee Chairmen also receive an additional annual fee of $1,800.  Directors  of the Company  (other than the  Chairman of the Board or directors  who are  employees of the Company or its  subsidiaries)  also receive options to purchase  8,000  shares of Common Stock per annum on the date of each annual meeting of  stockholders up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1993 Directors and Non-Employee  Officers Stock Option

Plan (the "1993 Plan"). All directors of the Company permitted to participate in the 1993 Plan have received the maximum number of shares  permitted to be issued thereunder.  In addition,  directors of the Company  (other than the Chairman of the Board or directors  who are  employees  of the Company or its  subsidiaries)
also received  options to purchase  25,000 shares of Common Stock on December 1,
1997 and receive  options to purchase  5,000 shares of Common Stock per annum on the date of each annual meeting of stockholders up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1997 Directors  Stock Option Plan (the
"1997 Plan").  All directors of the Company permitted to participate in the 1997
Plan  have  received  the  maximum  number  of  shares  permitted  to be  issued thereunder.

            On July 13, 2001,  directors William Goldsmith and Raymond S. Troubh received options to purchase 30,000 shares of Common Stock,  directors Robert A.
Davidow  and Marvin L. Olshan  received  options to  purchase  35,000  shares of
Common  Stock,  and  directors  Robert D.  LeBlanc and Neil D.  Arnold  received options to purchase 160,000 shares of Common Stock. 33.33% of these options vest on the date of  grant,  33.33% on the first  anniversary  of the grant  date and
33.34% on the second anniversary of the grant date.

            Pursuant to a management  agreement effective as of January 3, 1991, as amended (the "Management Agreement"), approved by a majority of the Company's disinterested  directors, WPN Corp. ("WPN"), of which Ronald LaBow, the Chairman of the  Board  of the  Company,  is the  sole  stockholder  and an  officer  and director,  provides financial,  management,  advisory and consulting services to
the  Company,   subject  to  the   supervision  and  control  of  the  Company's
disinterested  directors.  The  Management  Agreement has a two-year term and is renewable  automatically for successive  two-year periods,  unless terminated by either  party upon 60 days'  notice  prior to the  renewal  date.  In 2001,  WPN received a monthly fee of $520,833.33.  WPN Corp. also receives certain benefits from financial  intermediaries which it transacts business with on behalf of the
Company in the form of research  materials and  services,  which are used by WPN
Corp. on behalf of the Company and in connection with its other activities.  For the  fiscal  year  2001,  the  amount of such  reimbursement  was  approximately
$75,000. The Company believes that the cost of obtaining the type and quality of services  rendered by WPN under the  Management  Agreement is no less  favorable than that at which the Company  could  obtain such  services  from  unaffiliated entities. See "Executive Compensation -- Management Agreement with WPN."

Section 16(a) Beneficial Ownership Reporting Compliance

            Section  16(a) of the  Securities  Exchange Act of 1934 requires the
Company's  executive  officers and directors,  and persons who  beneficially own more  than ten  percent  (10%) of a  registered  class of the  Company's  equity securities,  to file  reports of  ownership  and changes in  ownership  with the
Securities and Exchange Commission. In addition, under Section 16(a), trusts for which a reporting  person is a trustee and a beneficiary  (or for which a member of  his  immediate  family  is a  beneficiary)  may  have a  separate  reporting obligation  with  regard to  ownership  of the  Common  Stock  and other  equity securities of the Company.  Such reporting  persons are required by rules of the
Securities  and  Exchange  Commission  to furnish the Company with copies of all
Section  16(a)  reports  they file.  Based solely upon a review of the copies of such  forms  furnished  to the  Company  and  written  representations  from the
Company's  executive  officers,  directors  and greater  than ten percent  (10%)

beneficial  stockholders,  the  Company  believes  that  during  the year  ended
December 31, 2001, all persons subject to the reporting  requirements of Section
16(a) filed the required  reports on a timely  basis,  except for a Form 5 which was inadvertently filed late by one director.

                                   MANAGEMENT

Executive Officers of the Company

            The following  table  contains the names,  positions and ages of the executive officers of the Company who are not directors.

                                Principal Occupation for the Past
Name                       Five Years and Current Public Directorships           Age
----                       -------------------------------------------           ---
James G. Bradley        Executive  Vice  President.  President  and Chief         57
                        Executive  Officer of WPSC and WPC since  April 1998.
                        President and Chief Operating Officer of Keppel Steel
                        Company  from  October  1997  to  April  1998.   Vice
                        President of WHX from  October 1995 to October  1997.
                        Executive  Vice  President-Operations  of  WPSC  from
                        October 1995 to October 1997.

Robert K. Hynes         Vice   President--Finance.   Vice  President--Finance     47
                        since June 2001.  Vice  President  of H&H since March
                        2000.  Director of Audit and  Financial  Standards of
                        H&H from April 1995 to March 2000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth, for the fiscal years indicated,  all compensation awarded to, paid to or earned by the following type of executive  officers for the fiscal  years ended  December 31, 1999,  2000 and
2001: (i)  individuals who served as, or acted in the capacity of, the Company's principal  executive  officer for the fiscal year ended  December  31, 2001 (Mr.
LeBlanc served as the Company's  Principal  Executive Officer in 2001); (ii) the
Company's other most highly compensated executive officers,  which together with the Principal Executive Officer are the most highly compensated  officers of the
Company whose salary and bonus exceeded $100,000 with respect to the fiscal year ended  December  31, 2001 and who were  employed at the end of fiscal year 2001;
and (iii) up to two additional  individuals for whom disclosure  would have been provided  but for the fact that the  individual  was not serving as an executive officer of the  Company at the end of fiscal  year  2001.  Please  note that the executive  officers  identified  in (i),  (ii) and (iii) above are  collectively referred to as the "Named Executive Officers."

                           Summary Compensation Table

                                                                                                  Long Term
  Name and Principal Position                         Annual Compensation                        Compensation
-------------------------------   -----------------------------------------------------------   ---------------

                                                                     Other Annual  Securities      All Other
                                             Salary       Bonus      Compensation  Underlying     Compensation
                                   Year        ($)        ($)(1)        ($)(2)     Options (#)       ($)(3)
                                 ------      --------   ----------    -----------  ----------     -------------

Robert D. LeBlanc                  2001      460,000        --           --        160,000            2,771(4)
Executive Vice President           2000      433,500      175,000        --          --               2,496(4)
(Principal Executive Officer)      1999      410,774      300,000        --          --               1,640(4)

James G. Bradley                   2001      385,000        --           --          --              14,350
Executive Vice President           2000      400,000        --           --          --              12,350
                                   1999      400,000      125,000        --          --              10,767
Robert K. Hynes                    2001      174,277       15,000        --         50,000              716(4)
Vice President-Finance(5)          2000      138,882       55,000        --         10,000              462(4)
                                   1999      121,164       90,000        --          --                 491(4)

Arnold G. Nance(6)                 2001      214,852        --           --          --             368,535(7)
                                   2000      364,525       75,000        --         10,000            8,628(8)
                                   1999      355,654      150,000        --          --               8,718(9)

---------------------------
(1)         Messrs.  LeBlanc,  Hynes and Nance were granted bonuses  pursuant to the H&H  Management  Incentive  Plan in 2001 and  2000 for  services performed  in the prior year.  Mr.  Hynes was granted a bonus by the
            Company  in 2002 for  services  performed  in the  prior  year.  Mr.
            Bradley was granted a bonus in 2000 for  services  performed  in the prior year.  All bonus  amounts have been  attributed to the year in which the services were performed.
(2)         Excludes   perquisites  and  other  personal   benefits  unless  the
            aggregate amount of such  compensation  exceeds the lesser of either
            $50,000 or 10% of the total of annual salary and bonus  reported for such Named Executive  Officer.

                                       13

(3)         Amounts   shown,   unless   otherwise   noted,    reflect   employer
            contributions to pension plans.
(4)         Represents insurance premiums paid by the Company.
(5)         Mr. Hynes'  employment as an officer of the Company  commenced  June
            2001.  Prior to such time,  he was an employee of Handy & Harman,  a subsidiary  of the Company since the Handy & Harman  acquisition  in
            April 1998.
(6)         Mr. Nance's  employment with the Company  terminated August 1, 2001.
(7)         Represents  insurance  premiums paid by the Company in the amount of
            $1,035  and  a  severance   payment  to  Mr.  Nance   regarding  the
            termination of his employment in the amount of $367,500.
(8)         Includes insurance premiums paid by the Company in 2000 of $928.
(9)         Includes insurance premiums paid by the Company in 1999 of $1,018.

            Option  Grants  Table.   The  following  table  sets  forth  certain
information  regarding  stock option grants made to each of the Named  Executive
Officers during the fiscal year ended December 31, 2001.

                        Option Grants in Last Fiscal Year

                                                                                             Potential Realizable
                                                                                              Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                            Price Appreciation for
                                     Individual Grants                                          Option Term
                                     -----------------                                          -----------
                                               % of Total
                                                 Options
                      Number of Securities      Granted to       Exercise
                      Underlying Options       Employees in       Price      Expiration
Name                      Granted (1)           Fiscal Year       ($/Sh)        Date            5%($)      10%($)
----                   ------------------- ---------------        -----         ----            -----      ------
Robert D. LeBlanc ..         160,000            20.65%            $1.63        7/13/11        $164,016    $415,648
Robert K. Hynes ....          50,000             6.45%            $1.63        7/13/11        $ 51,255    $129,890

-------------------
(1)         All options were granted under the Company's  2001 Stock Option Plan on July 13, 2001. 33.33% of such options vested upon the grant date,
            33.33% vest on the first  anniversary  of the grant date, and 33.34%
            vest on the second anniversary of the grant date.

                                       14

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

            The  following  table  sets  forth  certain  information  concerning unexercised  stock options held by the Named  Executive  Officers as of December
31, 2001.

                                    Number of Securities Underlying            Value of Unexercised In-the-
                                           Fiscal Year-End(#) 2001               Money Options at 2001
                                        Unexercised Options at                   Fiscal Year-End ($)(1)
Name                                    Exercisable/Unexercisable               Exercisable/Unexercisable
----                                 -------------------------------            -------------------------
Robert D. LeBlanc..................       313,328/106,672                                  0/0
James G. Bradley...................          260,000/0                                     0/0
Robert K. Hynes....................        29,998/40,002                                   0/0
Arnold G. Nance....................            10,000/0                                    0/0

-------------------

(1)         On December 31, 2001,  the last  reported  sales price of the Common
            Stock as reported on the New York Stock Exchange  Composite Tape was
            $1.54.

            Long-Term  Incentive  and  Pension  Plans.  Other than as  described below,  the Company does not have any  long-term  incentive  or defined  benefit pension plans.

            In January  1999,  H&H amended and restated its Long Term  Incentive
Plan  ("LTIP"),  in which the final cycle had been  terminated  on December  31,
1998. The current LTIP is a performance-based  plan pursuant to which executives
of  H&H  earn  the  right  to  receive  awards  based  on  the   achievement  of
pre-established   financial  performance  and  other  goals.  The  amended  LTIP established  overlapping  cycles with each cycle encompassing five fiscal years, commencing  on January 1, 1999.  LTIP  participants  are selected by H&H's Chief
Executive  Officer and the  Compensation  Committee of the Board of Directors of
the Company. Messrs. LeBlanc and Hynes are the only Named Executive Officers who are participants in the Amended and Restated LTIP.

            H&H maintains the Supplemental Executive Retirement Plan ("SERP") to
provide  executive  officers the amount of reduction  in their  formula  pension benefits  under the WHX Pension Plan on account of the  limitation  on pay under
Section  401(a)(17) of the Internal  Revenue Code ("IRC") and the  limitation on benefits  under  Section 415 of the IRC.  The SERP also  applies the WHX Pension
Plan  formula to the  Career  Average  Pay after  including  100  percent of the amounts  received under the Handy & Harman  Management  Incentive Plan.  Amounts
received under the SERP are not subject to Cost of Living increases.

                                       15

            The following Table shows the projected Annual Retirement  Benefits, payable on the basis of ten years of certain  payments and  thereafter for life, to each of the individuals  listed in the Summary  Compensation  Table at age 65 assuming continuation of employment until age 65. The amounts shown under Salary reflect the current rate of salary as plan compensation for Messrs.  LeBlanc and
Hynes of $460,000 and $200,000,  respectively, and includes the benefits payable under both the WHX Pension Plan and the SERP. The amount of benefits shown under
Bonus would be payable under the SERP and assumes  continuation of the amount of
Bonus received on average over the prior 3 fiscal years.

                           Executive Pension Benefits

                 Normal Retirement                     Annual Retirement Benefits From:
Name                 Date (NRD)      Service at NRD     Salary      Bonus        Total
----                 ----------      --------------     ------      -----        -----
R.D. LeBlanc       July 1, 2014      17 yrs. 8 mos.    $155,708   $ 57,648     $213,556
R. K. Hynes        Sept. 1, 2019     30 yrs. 1 mos.    $ 91,823   $ 27,476     $119,299

            In 1998 WPC established a supplemental defined benefit plan covering
WPC  salaried  employees  employed  as of  January  31,  1998  which  provides a guaranteed minimum benefit based on years of service and compensation. The gross benefit  from  this  plan is  offset  by the  annuitized  value  of the  defined contribution  plan  account  balance and any  benefits  payable from the Pension
Benefit  Guaranty  Corporation  from the previously  terminated  defined benefit pension plan. None of the Named Executive  Officers are entitled to any benefits under such plan.

            Deferred  Compensation  Agreements.  Except as described in the next paragraph with respect to the employment agreements of Messrs. LeBlanc,  Bradley and Hynes,  no plan or  arrangement  exists which results in  compensation  to a
Named  Executive  Officer  in excess of  $100,000  upon  such  officer's  future termination of employment or upon a change-of-control.

            Employment  Agreements.  Mr. Robert D. LeBlanc became Executive Vice
President of the Company pursuant to a three-year  employment agreement dated as of April 7,  1998,  which is  automatically  extended  for  successive  two-year periods unless earlier terminated  pursuant to the provisions of such agreement.
The  agreement  provides  for an annual  salary to Mr.  LeBlanc  of no less than
$400,000 and an annual bonus to be awarded at the Company's sole discretion. Mr.
LeBlanc was granted a bonus of $175,000 in 2001 for services  performed in 2000.
Mr.  LeBlanc was not granted a bonus in 2002 for services  performed in 2001. In the event that Mr. LeBlanc's  employment is terminated by the Company other than with cause,  he will receive a payment of two year's  salary at the highest rate in effect for the  twelve  preceding  months  plus two times his  average  bonus during the last three preceding years.

            Mr. James G. Bradley became President and Chief Executive Officer of
WPSC and  Executive  Vice  President  of the Company  pursuant  to a  three-year employment agreement dated as of April 23, 1998, which is automatically extended for successive  three-year  periods unless  earlier  terminated  pursuant to the provisions of such agreement. The agreement provides for an annual salary to Mr.
Bradley of  $400,000  and an annual  bonus to be awarded at the  Company's  sole

                                       16

discretion.  Mr.  Bradley was not granted  bonuses in 2002 and 2001 for services performed  in 2001 and  2000.  In the event  that Mr.  Bradley's  employment  is terminated  by the Company  other than with cause,  he will receive a payment of
$1,200,000.

            Mr.  Robert K. Hynes  became Vice  President-Finance  of the Company pursuant to a one-year  employment  agreement dated July 1, 2001,  which will be automatically extended for successive one-year periods unless earlier terminated pursuant to the  provisions of such  agreement.  The  agreement  provides for an annual  salary to Mr.  Hynes of no less than  $200,000 and an annual bonus to be awarded at the  Company's  sole  discretion.  Mr.  Hynes was  granted a bonus of
$15,000 in 2002 for  services  performed in 2001.  In the event that Mr.  Hynes'
employment is terminated by the Company other than with cause, he will receive a payment of one year's base  salary at the highest  rate in effect for the twelve preceding months plus bonus plan and compensation accrued.

            Report on Repricing of Options.  None of the stock  options  granted under any of the Company's plans were repriced in the fiscal year ended 2001.

            Compensation Committee Interlock and Insider Participation.  Messrs.
Davidow,  Goldsmith  and  Olshan  each  served as a member  of the  Compensation
Committee  of the Board of Directors  during the fiscal year ended  December 31,
2001. Mr. Olshan is Of Counsel to Olshan Grundman Frome Rosenzweig & Wolosky
LLP,  which the Company has retained as outside  general  counsel  since January
1991. The Company has paid such firm  approximately  $695,000  during the fiscal year ended December 31, 2001.

            Management  Agreement  with WPN  Corp.  Pursuant  to the  Management
Agreement, approved by a majority of the Company's disinterested directors, WPN, of which Ronald  LaBow,  the  Chairman of the Board of the Company,  is the sole stockholder  and  an  officer  and  director,  provides  financial,  management, advisory and consulting services to the Company,  subject to the supervision and control of the disinterested  directors.  Such services  include,  among others, identification,  evaluation and negotiation of acquisitions,  responsibility for financing  matters,  review of annual and  quarterly  budgets,  supervision  and administration,  as appropriate,  of all the Company's  accounting and financial functions  and review and  supervision  of the Company's  reporting  obligations under Federal and state  securities  laws. For fiscal year 2001,  2000 and 1999,
WPN  received a monthly fee of  $520,833.33.  In  addition,  in October 1999 the
Board of Directors also awarded a $3,280,000  bonus to WPN in recognition of the extraordinary  returns  earned by WPN on behalf of the Company in its management of the Company's  cash and  marketable  securities.  In August 1997, the Company granted WPN options to acquire  1,000,000  shares of Common Stock.  Such options are held by WPN as  nominee  for  Ronald  LaBow,  Stewart  E. Tabin and Neale X.
Trangucci,  each of whom is an  officer  of WPN,  and has the  right to  acquire
600,000,  200,000  and  200,000  shares,  respectively,  of  Common  Stock.  WPN additionally  beneficially  owns  options to purchase  982,500  shares of Common
Stock. The weighted  average exercise price of all such options is $10.23.  None of these options were  exercised in 2001. The Company  provides  indemnification for WPN's employees, officers and directors against any liability, obligation or loss resulting  from their actions  pursuant to the  Management  Agreement.  The
Management  Agreement  has a two year term and is  renewable  automatically  for successive  two year  periods,  unless  terminated by either party upon 60 days'
notice prior to the renewal date. WPN Corp. also receives  certain benefits from financial  intermediaries  which it  transacts  business  with on  behalf of the
Company in the form of research  materials and  services,  which are used by WPN

                                       17

Corp. on behalf of the Company and in connection with its other activities.  For the  fiscal  year  2001,  the  amount of such  reimbursement  was  approximately
$75,000. WPN has not derived any other income and has not received reimbursement of any of its expenses (other than health benefits and standard directors' fees)
from the Company in connection with the performance of services described above.
The Company believes that the cost of obtaining the type and quality of services rendered by WPN under the  Management  Agreement is no less  favorable  than the cost at which the Company could obtain from unaffiliated entities.

Audit Committee Report

            The Board of  Directors  appoints  an Audit  Committee  each year to review the Company's  financial matters.  The members of the Audit Committee are
Raymond S. Troubh,  Robert A. Davidow and William Goldsmith.  Each member of the
Company's  audit  committee  meets  the  independence  requirements  set  by the
Securities and Exchange Commission ("SEC") and the New York Stock Exchange.  The
Audit  Committee  operates  under a  written  charter  adopted  by the  Board of
Directors.

            The primary purpose of the Audit Committee is to assist the Board of
Directors in fulfilling its  responsibility  to oversee the Company's  financial reporting  activities.  The Audit Committee meets with the Company's independent accountants  and reviews the scope of their audit,  report and  recommendations.
The Audit  Committee also  recommends to the Board of Directors the selection of the Company's independent accountants. The Audit Committee met four times during fiscal 2001.  The Audit  Committee  members  reviewed and  discussed the audited financial  statements  for  the  fiscal  year  ending  December  31,  2001  with management.  The Audit  Committee also discussed all the matters  required to be
discussed  by  Statement  of  Auditing   Standard  No.  61  with  the  Company's
independent auditors,  PricewaterhouseCoopers  LLP. The Audit Committee received the  written  disclosures  and the  letter  from  PricewaterhouseCoopers  LLP as required by  Independence  Standards  Board Standard No. 1 and has discussed the independence of PricewaterhouseCoopers LLP with representatives of such firm.

            Based on their review and the discussions described above, the Audit
Committee  recommended  to the Board of  Directors  that the  Company's  audited financial  statements be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

                                 Audit Committee
                                 ---------------
                                Raymond S. Troubh, Chairman
                                Robert A. Davidow
                                William Goldsmith

2001 Compensation Committee Report on Executive Compensation:

            General

            The Compensation  Committee  determines the cash and other incentive compensation,  if any, to be paid to the  Company's  executive  officers and key

                                       18

employees.  Messrs.  Davidow,  Olshan  and  Goldsmith  serve as  members  of the
Compensation  Committee.  The Stock  Option  Committee  is  responsible  for the administration  and  award  of  stock  options  under  the  1991  Incentive  and
Nonqualified Stock Option Plan and the 2001 Stock Option Plan.  Messrs.  Davidow
and Troubh serve as members of the Stock Option Committee.  Both Messrs. Davidow and Troubh are  non-employee  directors  of the Company,  as defined  under Rule
16b-3 of the 1934  Securities  Exchange Act, as amended.  Mr.  Davidow serves as
Chairman of the Compensation  Committee.  The Compensation Committee met 4 times during the fiscal year ended December 31, 2001.

            Compensation Philosophy

            The Compensation Committee's executive compensation philosophy is to base  management's  pay, in part, on  achievement  of the  Company's  annual and long-term  performance goals, to provide competitive levels of compensation,  to recognize  individual  initiative,  achievement  and  length of  service  to the
Company,  and to assist  the  Company  in  attracting  and  retaining  qualified management.  The  Compensation  Committee  also  believes that the potential for equity  ownership  by  management  is  beneficial  in  aligning  management  and stockholders' interests in the enhancement of stockholder value. The Company has not  established a policy with regard to Section 162(m) of the Internal  Revenue
Code of 1986, as amended (the "Code").

            Salaries

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at other comparable  companies.  Base salary compensation of executive officers is reviewed annually by the Compensation Committee, and recommendations of the  Compensation  Committee  in that  regard  are acted upon by the Board of
Directors.   Annual  salary   adjustments   are  determined  by  evaluating  the
competitive  marketplace;  the  performance  of the  Company  which  includes in descending  level  of  importance,  operating  income  of the  Company  and cash management,  production  efficiency and quality of products;  the performance of the  executive;  the length of the  executive's  service to the  Company and any increased  responsibilities  assumed by the executive. The Company places itself between the low and medium levels in determining  salaries compared to the other comparable holding companies of industrial businesses.

            Incentive Compensation

            H&H Management Incentive Plan
            ---------------------------------

            H&H, which the Company acquired in April 1998 and which is now a wholly owned  subsidiary of the Company,  maintains a Management  Incentive Plan
("MIP") which is an annual incentive  program that rewards selected officers and key employees each year based on their contributions to the profits of H&H.

            Participants  in the  MIP  are  designated  by the  Chief  Executive
Officer of H&H and  ratified by the  Compensation  Committee of the Board of
Directors of the Company at the  beginning of each fiscal year.  Awards  granted under the MIP are approved by the Board of Directors of H&H.  Mr. LeBlanc is the only Named Executive Officer who is a participant in the MIP.

                                       19

            2001 WPSC Incentive Plans
            -------------------------

            WPSC had three  principal  incentive  plans in 2001: the Gainsharing
Plan,  the Sales  Incentive  Plan and the  Corporate  Bonus Plan.  Benefits  and
payments under these plans have been suspended in connection with the Chapter 11 filings.  See  "Certain  Relationships  and  Related  Transactions  - Chapter 11
Bankruptcy Filing of Wheeling-Pittsburgh Corporation and its Subsidiaries."

            Other Incentive Compensation
            ----------------------------

            The Company from time to time considers the payment of discretionary bonuses to its executive  officers.  Bonuses would be determined  based,  first, upon the level of  achievement  by the Company of its  strategic  and  operating goals and, second, upon the level of personal  achievement by participants.  The
achievement  of  goals  by  the  Company  includes,   among  other  things,  the
performance  of the Company as  measured  by return on assets and the  operating income of the  Company,  production  efficiency  and  quality of  products.  The achievement of personal goals includes the actual performance of the unit of the
Company for which the executive  officer has  responsibility  as compared to the planned  performance  thereof,  the  level  of  cost  savings  achieved  by such executive  officer,  other individual  contributions,  the ability to manage and motivate  employees  and the  achievement  of  assigned  projects.  Bonuses  are determined  annually after the close of each fiscal year. Despite achievement of personal  goals,  bonuses  may not be given  based upon the  performance  of the
Company as a whole.

            Mr.  LeBlanc,   the  Company's  Principal  Executive  Officer,   was
President and Chief Executive Officer of H&H and Executive Vice President of
the Company in 2001 with an annual base salary of $460,000.  As described in the
Employment  Agreements  section  above,  Mr.  LeBlanc's  annual  base  salary is determined  by contract.  In  determining  such  amount,  the Board of Directors considered  the  responsibilities  performed by Mr.  LeBlanc as  Executive  Vice
President of the Company, Mr. LeBlanc's  responsibilities as President and Chief
Executive  Officer of H&H,  the  performance  of Mr. LeBlanc in managing and directing the Company's operations,  the efforts by Mr. LeBlanc in assisting the
Company to improve its  capital  base and  financial  condition,  a  competitive assessment  of survey data of other  industrial  companies  as it relates to the
Company's performance versus other industrial  companies,  and the evaluation of the other factors described in "Salaries" above.

            The   Compensation   Committee   considered  Mr.  LeBlanc  for  cash
performance  bonuses  in  accordance  with  the  following  terms:  the  factors discussed in the above paragraph; the bonuses paid to other senior executives of the Company;  the overall  performance of the Company and H&H as measured by guidelines  used to determine the bonuses of other senior  executives  including the  operating  results of the  Company,  production  efficiency  and quality of products; Mr. LeBlanc's impact on the improved operating results of H&H;
and the transactions effected for the benefit of the Company that are outside of the ordinary course of business and directly or indirectly  accomplished through the efforts of Mr. LeBlanc (e.g.,  business  combinations,  corporate partnering and other similar  transactions).  The Compensation  Committee did not grant Mr.
LeBlanc a bonus in 2002 for his services in 2001.

                                       20

            Stock Option and Other Plans

            The Company awarded options to two Named Executive  Offices in 2001:
Robert K. Hynes and Robert D. LeBlanc.  It is the philosophy of the Stock Option
Committee  that stock  options  should be awarded to employees of the Company to
promote   long-term   interests   between  such   employees  and  the  Company's
stockholders  through  an  equity  interest  in the  Company  and  assist in the retention of such  employees.  The Stock Option  Committee  also  considered the amount and terms of options previously granted to executive officers.  The Stock
Option  Committee  believes the potential for equity  ownership by management is
beneficial  in  aligning   management's  and   stockholders'   interest  in  the
enhancement of stockholder  value.  Participation  in restricted  stock,  profit sharing and  incentive  plans is offered,  pursuant to their  terms,  to provide
incentive  to  executive   officers  to  contribute  to  corporate   growth  and
profitability.

                                Compensation Committee:
                                ----------------------
                                Robert A. Davidow, Chairman
                                William Goldsmith
                                Marvin L. Olshan

                                       21

            Common Stock Performance:  The following graph compares, for each of the fiscal  years  indicated,  the  yearly  percentage  change in the  Company's cumulative  total  stockholder  return on the  Company's  Common  Stock with the cumulative  total  return of a) the Standard  and Poor's  Index,  a broad equity market  index and b) Metal  Fabricating  Industry  Group  Index.  This index has replaced the index of peer companies as the Company  believes it more accurately reflects the Company's  peer group.  For  comparison  purpose,  last year's peer group index consisting of the following  industrial  companies,  Bethlehem Steel
Corporation,  Ispat Inland,  Inc., LTV  Corporation  and Weirton Steel Corp., is
also included.

                               [PERFORMANCE GRAPH]

                                 1996     1997     1998     1999     2000      2001
                                 ----     ----     ----     ----     ----      ----
WHX CORPORATION                 100.00   135.21   113.38   101.41     8.45    17.35
OLD PEER GROUP                  100.00    83.29    35.87    60.30     8.32     4.81
METAL FABRICATION INDEX         100.00   135.08   113.45   139.75   114.44   134.54
S&P 500 INDEX               100.00   133.36   171.47   207.56   188.66   166.24

            There can be no assurance that the Common Stock's  performance  will continue with the same or similar trends depicted in the graph above.

                                       22

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Marvin L.  Olshan,  a director and  Secretary of the Company,  is Of
Counsel to Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP  ("OGFR&W").  The
Company has retained OGFR&W as their outside general counsel since January 1991.
For  the  fiscal  year  ended   December  31,  2001,  the  Company  paid  OGFR&W
approximately $695,000.

            Neil D. Arnold,  a director of the Company,  joined WPN Corp.  as an officer in August 2001. WPN Corp. is wholly-owned  by Ronald LaBow,  Chairman of the  Board  of the  Company,  and is party to a  management  agreement  with the
Company - see below.  Mr.  Arnold was paid  $187,500 by WPN for his  services in
2001.  Prior to joining WPN, Mr. Arnold  performed  consulting  services for the
Company during 2001 and received  compensation in the amount of $38,000 for such services.

            Chapter 11 Bankruptcy Filing of Wheeling-Pittsburgh  Corporation and
its Subsidiaries

            On  November  16,  2000,  Wheeling-Pittsburgh  Corporation  and  its
subsidiaries,  including  Wheeling-Pittsburgh  Steel Corporation (together,  the
"WPC Group") filed voluntary  petitions (the "Chapter 11 Filings") to reorganize their  businesses under Chapter 11 of the U.S. Code. The Chapter 11 Filings were made in the United States  Bankruptcy  Court for the Northern  District of Ohio.
The WPC Group is in  possession  of its  properties  and assets and continues to
manage  its   businesses   with  its   existing   directors   and   officers  as
debtors-in-possession subject to the supervision of the bankruptcy court.

            Management Agreement

            Pursuant to the Management  Agreement  approved by a majority of the
Company's  disinterested  directors,  WPN, of which Ronald LaBow,  the Company's
Chairman,  is the sole  stockholder and an officer and a director,  provides the
Company with  financial,  management,  advisory and  consulting  services to the
Company,  subject to the supervision and control of the disinterested directors.
The Management Agreement has a two year term and is renewable  automatically for successive  two year  periods,  unless  terminated by either party upon 60 days'
notice  prior  to the  renewal  date.  The  Company  believes  that  the cost of obtaining the type and quality of services  rendered by WPN under the Management
Agreement is no less  favorable  than the cost at which the Company could obtain from unaffiliated  entities.  See "Executive  Compensation-Management  Agreement
with WPN Corp."

                                       23

                                 PROPOSAL NO. 2
                          PROPOSED REVERSE STOCK SPLIT

Introduction

            The Board of  Directors  of the  Company has  unanimously  approved, subject to  stockholder  approval  solicited  hereby,  a  proposal  to amend the
Company's Certificate of Incorporation  authorizing a reverse stock split of the outstanding  shares of Common Stock, such that for every number of common shares up to four held by a stockholder,  as determined by the Board, such holder would be entitled to one  post-amendment  common share (the  "Reverse  Stock  Split").
Fractional shares would be treated as provided below, and outstanding options to purchase Common Stock and conversion rights of Preferred Stock would be adjusted accordingly. The Reverse Stock Split would become effective upon the filing with the Secretary of State of Delaware of an amendment to the Company's  Certificate of  Incorporation.  Approval of the proposal would give the Board  discretionary authority to implement the Reverse Stock Split for a 24-month period, until June
17, 2004.

            The  purpose of the Reverse  Stock  Split is to increase  the market value of the Common  Stock.  The Board intends to effect the Reverse Stock Split only if it  believes  that a decrease  in the number of shares  outstanding  may improve the trading  market for the Common Stock.  If the Reverse Stock Split is authorized by the stockholders,  the Board will have the discretion to implement only one during the next 24 months, or effect no Reverse Stock Split at all. The
Board has not specified the exact amount of the Reverse Stock Split,  other than the maximum of one-to-four,  in order to give it latitude.  If the trading price of the Common Stock increases without the Reverse Stock Split, the Reverse Stock
Split may not be necessary,  or one of lesser proportions would be required than if the trading price decreased or remains constant.

            In  connection  with any  determination  to effect the Reverse Stock
Split,  the Board  will  also  select  the  Reverse  Stock  Split  that,  in its discretion,  results in the greatest  marketability of the Common Stock based on prevailing market conditions.  No further action on the part of the stockholders would be required to effect the Reverse  Stock Split.  If no Reverse Stock Split is effected by June 17, 2004, the Board's  authority to effect the Reverse Stock
Split will also terminate.

            Adjustments  to the  corporate  financial  statements to reflect the reclassification  and  Reverse  Stock  Split are  expected  to be  minimal.  The expected  immediate  effect in the market  would be an  increase  in the trading price per share, and a decrease in the number of post-amendment  shares involved in a trade of shares that would have been involved in an identical trade.

New York Stock Exchange Listing

            The principal  purpose of the Reverse Stock Split is to maintain the closing  market price of the Common Stock above $1.00 per share in order to meet the continued  listing  criteria of the New York Stock  Exchange  ("NYSE").  The
Company's  Common Stock is listed on the NYSE. In order to continue to be listed on the NYSE,  certain NYSE  continued  listing  standards must be met. Among the standards is a requirement that, in the event the NYSE notifies a listed company

                                       24

that the average  closing price of its listed  security has been less than $1.00 for any  consecutive  30 trading day period,  the company  must have  attained a stock price of at least  $1.00 per share and a 30 trading  day  average  closing price of $1.00 per share or higher six months after  receipt of the NYSE notice.
If the company fails to do so, the NYSE may delist the security.

            The  Company  received a notice  from the NYSE dated  March 27, 2002 stating  that the average  closing  price of the Common Stock had been less than
$1.00 for more than 30 trading days. In compliance with NYSE rules,  the Company notified  the  NYSE  of  its  intention  to  meet  the  $1.00  per  share  price requirement. The Board of Directors believes that the Reverse Stock Split may be necessary  in order to provide an  opportunity  to maintain the  Company's  NYSE listing while  allowing  sufficient  time for a recovery in the Company's  stock price.

            The Board of Directors  believes that it is important to provide the
Company's  stockholders  with the best  possible  market for  trading the Common
Stock of the Company.  If delisting were to occur, the Common Stock would likely trade on the  National  Association  of  Securities  Dealers'  Over the  Counter
Bulletin Board, which was established for securities that do not meet the Nasdaq listing  requirements,  or in the over the counter  market in the "pink  sheets"
maintained by Pink Sheets LLC. Such  alternative  trading  markets are generally considered less efficient and less liquid than the NYSE.  Consequently,  selling the Company's Common Stock could be more difficult because smaller quantities of shares  would  likely be bought and sold,  transactions  could be  delayed,  and securities analysts' and news media coverage could be reduced.

            These factors could result in lower prices and  substantial  spreads in the bid and ask prices for shares of the  Common  Stock.  Delisting  from the
NYSE could also impair the Company's ability to raise additional capital through equity or debt financing and, to the extent the stock price is further depressed as a result  of or in  connection  with the  delisting,  ownership  dilution  to stockholders  might be higher if the Company issued equity in financing or other transactions,  since  more  shares  will  need to be  issued in order to raise a specific amount of capital.

            Additionally,  if the Common  Stock is delisted,  the Company  might become  subject to Rule 15g-9  under the  Securities  Exchange  Act of 1934,  as amended.  This rule generally imposes additional sales practice  requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional  accredited  investors.  For transactions covered by
this  rule,   generally  a  broker-dealer   must  make  a  special   suitability
determination  for the  purchaser  and have  received  the  purchaser's  written consent to the transaction prior to sale. Consequently,  the rule may affect the ability of  broker-dealers  to sell the  Company's  Common  Stock and affect the ability  of  holders to sell their  shares in the  secondary  market.  Moreover, investors may be less interested in purchasing low-priced securities because the brokerage  commission,  as a percentage of the total transaction value, tends to be higher  for such  securities,  and some  investment  funds will not invest in low-priced  securities  (other  than those  that  focus on  small-capitalization companies or low-priced securities).

Risks Associated with the Reverse Stock Split

            As noted above,  the  principal  purpose of the Reverse  Stock Split would be to help maintain the 30-trading-day average closing price of the Common
Stock  above  the  $1.00  threshold  required  by  the  NYSE  continued  listing standards.  Even  though a reverse  stock  split,  by itself,  does not impact a

                                       25

company's assets or prospects,  reverse stock splits can result in a decrease in the  aggregate  market  value  of a  company's  equity  capital.  The  Board  of
Directors,  however, believes that this risk is off-set by the prospect that the
Reverse Stock Split will improve the likelihood that the Company will be able to maintain its NYSE listing and may, by  increasing  the per share price,  make an investment in the Common Stock more attractive for certain  investors.  While it is expected  that the reduction in the  outstanding  shares of Common Stock will increase the market price of the Common Stock,  there are no assurances that the
Reverse  Stock Split will  increase  the market  price of the Common  Stock by a multiple  equal to the number of  pre-split  shares in the  Reverse  Stock Split ratio or result in any  permanent  increase  in the market  price  (which can be dependent  upon many  factors,  including,  but not  limited  to, the  Company's business  and  financial  performance  and  prospects).  Should the market price decline after the Reverse Stock Split,  the  percentage  decline may be greater, due to the smaller number of shares  outstanding,  than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have effected  reverse stock splits has  subsequently  declined  back to  pre-reverse split levels.

            There are other reasons why the Reverse Stock Split may be perceived negatively in the marketplace. In addition to the fact that the number of shares available  for trading are reduced,  which  generally has the effect of reducing liquidity,  round lots (i.e.,  lots in multiples of 100 shares) may be converted into odd lots due to the split, which may in turn increase transaction costs for stockholders.  Further,  the Reverse  Stock Split can have a negative  effect on employee retention and recruitment by potentially  reducing the number of shares that the Company could offer in option grants and other stock-based  awards. The
Company cannot  guarantee that the market price of the Common Stock  immediately after the effective date of the proposed  Reverse Stock Split will be maintained for any  period  of time or that the ratio of post- and  pre-split  shares  will remain the same after the Reverse  Stock Split is effected,  or that the Reverse
Stock  Split  will not have an  adverse  effect  on the  stock  price due to the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

            If the  stockholders  approve the proposal to authorize the Board of
Directors  to  implement  the  Reverse  Stock  Split  and the Board  decides  to implement the Reverse Stock Split prior to June 17, 2004, the Company will amend the  existing  provision of the  Certificate  of  Incorporation  relating to the
Company's  authorized  capital.  Accordingly,  Article Fourth,  Section B of the
Certificate  of  Incorporation,  depending  on the  Reverse  Stock  Split  ratio selected by the Board, will read as provided in Annex A.

            If the stockholders approve the Reverse Stock Split, the appropriate amendment to the Company's  Certificate of Incorporation  would become effective upon the Board's decision to implement the Reverse Stock Split and the filing of an amendment to the Certificate of Incorporation  with the Secretary of State of
Delaware.  The proposed  Reverse  Stock Split will not affect any  stockholder's proportionate  equity  interest  in  the  Company  or the  rights,  preferences, privileges or priorities of any stockholder,  other than an adjustment which may occur due to payment for  fractional  shares.  The proposed  Reverse Stock Split will not affect the total stockholders'  equity of the Company or any components of stockholders'  equity as reflected on the financial statements of the Company except (i) to change the

                                       26

numbers  of the issued and  outstanding  shares of Common  Stock and (ii) for an adjustment  which  will  occur  due to the  costs  incurred  by the  Company  in connection  with this  proxy  statement  and the  implementation  of such of the proposals  as are approved by the  stockholders.  In  addition,  the  conversion ratios  and  exercise  prices,  to  the  extent  applicable,  of  the  Company's outstanding stock options and Preferred Stock, will be proportionately  adjusted upon the consummation of the Reverse Stock Split.

            The following table  illustrates the effect on the Company's  Common
Stock of the Reverse Stock Split for several possible exchange ratios:

                        NUMBER OF SHARES OF COMMON STOCK

                                   Prior to reverse     1-for-2 reverse      1-for-3 reverse        1-for-4 reverse
                                      stock split          stock split          stock split            stock split
                                      -----------          -----------          -----------            -----------
           Authorized                 60,000,000            60,000,000          60,000,000             60,000,000

     Issued and outstanding           16,215,120             8,107,560           5,405,040              4,053,780

 Available for future issuance        43,784,880            51,892,440          54,594,960             55,946,220

            The  $0.01  per share  par  value of the  Common  Stock  will not be affected by the proposed amendment.

Exchange of Shares; No Fractional Shares

            Pursuant to the Reverse Stock Split,  depending on the Reverse Stock
Split ratio  selected by the Board of  Directors,  every  number of shares up to four of issued Common Stock would be converted and  reclassified  into one share of post-split  Common Stock. No certificates  or scrip  representing  fractional share interests in the Common Stock will be issued, and no such fractional share interest will entitle the holder  thereof to any rights as a stockholder  of the
Company.  In lieu of any such fractional  share interest,  upon surrender of the certificates  representing  a holder's  Common Stock,  such holder shall be paid cash  by the  Company  in an  amount  equal  to the  product  of  such  fraction multiplied  by the average  closing sale prices of the Common Stock (as adjusted to reflect the reverse stock split) for the 10 trading days  immediately  before the effective date of the Reverse Stock Split (the "Split  Effective Date") (or,
in the event the Common Stock is not so traded on the Split Effective Date, such closing  price on the next  preceding  day on which such stock is  traded).  All shares held by a stockholder will be aggregated,  and one new stock  certificate will be issued,  unless the stockholder  otherwise  notifies the transfer agent.
The proposed Reverse Stock Split would become effective immediately on the Split
Effective  Date.  Stockholders  will be notified on or after the Split Effective
Date that the Reverse  Stock Split has been  effected.  The  Company's  transfer agent,  EquiServe  LLP, will act as the Company's  exchange agent (the "Exchange
Agent") for stockholders in implementing the exchange of their certificates.

                                       27

            As soon as practicable after the Split Effective Date,  stockholders will be notified and provided the  opportunity  (but shall not be  obligated) to surrender their  certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for  shares of  post-split  Common  Stock  unless  and  until  the  certificates representing  their shares of pre-split  Common Stock are  surrendered  and they provide such evidence of ownership of such shares as the Company or the Exchange
Agent may  require.  Stockholders  should not destroy any stock  certificate  or forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Stock Split has become effective. Beginning on the Split Effective Date, each certificate  representing shares of the Company's pre-split  Common  Stock will be deemed for all  corporate  purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

            No service  charge shall be payable by  stockholders  in  connection with the exchange of certificates,  all costs of which will be borne and paid by the Company.

Certain Federal Income Tax Consequences

            The following is a summary of certain  material  federal  income tax consequences of the Reverse Stock Split;  however, this does not purport to be a complete  discussion of all of the possible  federal income tax  consequences of the  Reverse  Stock  Split.  It does not discuss  any state,  local,  foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders who are subject to special tax rules,  such as banks, insurance companies,  regulated investment companies, personal holding companies, foreign entities,  nonresident alien individuals,  broker-dealers and tax-exempt  entities.  This  discussion is based on the provisions of the United
States federal income tax law as of the date hereof,  which is subject to change retroactively  as well as  prospectively.  This  summary  also  assumes that the pre-split  shares  were,  and the  post-split  shares  will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  Tax treatment may vary depending upon particular facts and circumstances.  Accordingly,  each stockholder should consult with his or her own tax advisor concerning the effects of the Reverse Stock Split.

            Each stockholder  should recognize no gain or loss upon the exchange of pre-split  shares for post-split  shares  pursuant to the Reverse Stock Split
(except  to the  extent  of any  cash  received  in lieu of a  fraction  of your post-split share). Cash payments in lieu of a fractional post-split share should be  treated as if the  fractional  share were  issued and then  redeemed  by the
Company for cash. Each  stockholder  should then recognize  capital gain or loss equal to the  difference,  if any,  between the amount of cash  received and the basis in the fractional share.

            The aggregate  tax basis of the  post-split  shares  received in the
Reverse Stock Split (including any fraction of a post-split share deemed to have been  received)  will be the same as the  aggregate  tax basis in the  pre-split shares exchanged.  The holding period for the post-split shares will include the period during which the pre-split shares  surrendered in the Reverse Stock Split were held.

                                       28

            The Company  believes that the Reverse Stock Split will qualify as a
"recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code. As a
result,  the  Company  will not  recognize  any gain or loss as a result  of the
Reverse Stock Split.

Recommendation of the Board of Directors

            THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE IN FAVOR OR THE  REVERSE
STOCK SPLIT.

                                       29

                                 PROPOSAL NO. 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

            The accounting firm of PricewaterhouseCoopers  LLP has been selected as the independent public accountants for the Company for the fiscal year ending
December  31,  2002.  Although the  selection  of  accountants  does not require ratification,  the Board of  Directors  has  directed  that the  appointment  of
PricewaterhouseCoopers  LLP be submitted to stockholders for ratification due to the  significance  of their  appointment by the Company.  If stockholders do not ratify the  appointment  of  PricewaterhouseCoopers  LLP, the Board of Directors
will  consider  the  appointment  of  other  certified  public  accountants.   A
representative  of that firm, which served as the Company's  independent  public accountants  for the fiscal  year ended  December  31,  2001,  is expected to be present at the Meeting and, if he so desires,  will have the opportunity to make a  statement,  and in any event will be  available  to  respond  to  appropriate questions.

            The following fees were billed by PricewaterhouseCoopers  LLP to the
Company  for  services  performed  on behalf of the Company  (excluding  the WPC
Group), as described below:

            Audit Fees: The aggregate fees for professional services rendered by
PricewaterhouseCoopers  LLP for the  audit  of the  Company's  annual  financial statements  for the fiscal year ended  December  31, 2001 and the reviews of the financial  statements  included in the Company's Form 10-Qs for such fiscal year were approximately  $564,000 (including expenses),  of which $268,000 was billed in fiscal 2001. Fees related to the audit of the Company's employee benefit plan filed on Form 11-K  amounted  to  $16,000  and were  billed in fiscal  2001.  In addition, during fiscal 2001  PricewaterhouseCoopers  LLP billed the Company for fees of $319,000  (including  expenses)  relating to the audit of the  Company's annual financial statements for the fiscal year ended December 31, 2000.

            Financial  Information  Systems Design And  Implementation  Fees: No
fees were billed for professional  services  rendered by  PricewaterhouseCoopers
LLP for financial information systems design and implementation services for the fiscal year ended December 31, 2001.

            All Other Fees: The aggregate  fees billed for services  rendered by
PricewaterhouseCoopers  LLP, other than the services  referred to above, for the fiscal year ended  December  31, 2001 were  approximately  $157,000 for services performed on behalf of the Company.  Such fees relate to the statutory audits of several  of the  Company's  international  legal  entities,  audits  of  various employee benefit plans and tax advisory services.

            The following fees were billed by PricewaterhouseCoopers  LLP to the
WPC Group for services performed on behalf of the WPC Group, as described below:

            Audit Fees: The aggregate fees for professional services rendered by
PricewaterhouseCoopers  LLP for the audit of the WPC  Group's  annual  financial statements  for the  fiscal  year ended  December  31,  2001 were  approximately
$269,000 (including expenses), of which $114,000 was billed in fiscal 2001. Fees

                                       30

related to the audit of an employee  benefit plan of the WPC Group filed on Form
11-K amounted to $5,400 and were billed in 2001. Wheeling-Pittsburgh Corporation and its subsidiaries are unconsolidated subsidiaries of the Company.

            Financial  Information  Systems Design And  Implementation  Fees: No
fees were billed for professional  services  rendered by  PricewaterhouseCoopers
LLP for financial information systems design and implementation services for the fiscal year ended December 31, 2001.

            All Other Fees: The aggregate  fees billed for services  rendered by
PricewaterhouseCoopers  LLP, other than the services  referred to above, for the fiscal year ended December 31, 2001 were  approximately  $2,343,000 for services performed  on  behalf of the WPC  Group  primarily  for  advice  and  assistance relating  to the WPC  Group's  bankruptcy  proceedings  and  related  regulatory filings, audits of several employee benefit plans and tax advisory services.

            The  audit  committee  has  considered   whether  the  provision  by
PricewaterhouseCoopers  LLP of the  services  covered by the fees other than the
audit  fees  is  compatible  with   maintaining   PricewaterhouseCoopers   LLP's
independence and believes that it is compatible.

Recommendation of the Board of Directors

            THE BOARD OF DIRECTORS  RECOMMENDS  A VOTE FOR THE  SELECTION OF THE
INDEPENDENT PUBLIC ACCOUNTANTS.

                                       31

                             SOLICITATION STATEMENT

            The  Company  will  bear  all  expenses  in   connection   with  the
solicitation of proxies. In addition to the use of the mails,  solicitations may be made by the Company's regular employees, by telephone,  telegraph or personal contact,  without  additional  compensation.  The Company has retained Innisfree
M&A,  Inc. to assist the Company in the solicitation of proxies for a fee of
$7,500 plus expenses. The Company will, upon their request,  reimburse brokerage houses and persons  holding shares of Common Stock in the names of the Company's nominees for their reasonable  expenses in sending  solicited  material to their principals.

                              STOCKHOLDER PROPOSALS

            In order to be considered for inclusion in the proxy materials to be distributed in connection  with the next annual meeting of  stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than January 14, 2003.

                                  OTHER MATTERS

            So far as now known,  there is no business other than that described above to be presented for action by the  stockholders at the Meeting,  but it is intended  that the proxies  will be voted upon any other  matters and  proposals that may  legally  come  before  the  Meeting  or any  adjournment  thereof,  in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

            The  Company is  concurrently  sending  all of its  stockholders  of record as of May 7, 2002 a copy of its Annual Report on Form 10-K for the fiscal year ended  December 31, 2001.  Such report  contains  the  Company's  certified consolidated  financial  statements for the fiscal year ended December 31, 2001, including that of the Company's subsidiaries.

                                            By Order of the Company,

                                            MARVIN L. OLSHAN, Secretary

Dated: New York, New York
       May 14, 2002

            The Company  will  furnish a free copy of its Annual  Report on Form
10-K for the fiscal year ended  December 31, 2001  (without  exhibits) to all of its  stockholders of record as of May 7, 2002 who will make a written request to
Mr. Marvin L. Olshan,  Secretary,  WHX  Corporation,  110 East 59th Street,  New
York, New York 10022.

                                       32

                                     ANNEX A

Text  of  Article  Fourth,  Section  B of the  WHX  Corporation  Certificate  of
Incorporation, as amended for the Reverse Stock Split:

            B. Common Stock. Except as otherwise required by law or as otherwise provided in any  Preferred  Stock  Designation,  the holders of the Common Stock shall exclusively  possess all voting power and each share of Common Stock shall have one vote. Each [insert  appropriate number depending on Reverse Stock Split ratio set by Board]  shares of the  Corporation's  Common Stock issued as of the date and time  immediately  preceding  [date on  which  Amended  Certificate  of
Incorporation is filed], the effective date of a reverse stock split (the "Split
Effective Date"),  shall be automatically  changed and  reclassified,  as of the
Split  Effective Date and without  further  action,  into one (1) fully paid and nonassessable  share  of the  Corporation's  Common  Stock.  In lieu of any such fractional  share interest,  upon surrender of the  certificates  representing a holder's  Common Stock,  such holder shall be paid cash by the Corporation in an amount equal to the product of such fraction  multiplied by the average  closing sale prices of the Common Stock (as adjusted to reflect the reverse stock split)
for the 10 trading days immediately  before the Split Effective Date (or, in the event  the  Common  Stock is not so traded on the  Split  Effective  Date,  such closing price on the next preceding day on which such stock is traded).  If such price or prices are not available,  the fractional  share payment shall be based on such other price as determined by the Board of Directors of the Corporation.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 WHX CORPORATION

                     Proxy -- Annual Meeting of Stockholders
                                  June 18, 2002

            The  undersigned,  a  stockholder  of WHX  Corporation,  a  Delaware corporation  (the  "Company"),  does hereby  appoint  Ronald LaBow and Marvin L.
Olshan,  and each of them,  the true and lawful  attorneys and proxies with full power of substitution,  for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company  which the  undersigned would be entitled to vote if  personally  present at the 2002 Annual  Meeting of
Stockholders  of the Company to be held at the Dupont Hotel,  11th &  Market
Streets,  Wilmington,  Delaware  19801,  on June 18, 2002, at 11:00 a.m.,  Local
Time, or at any adjournment or postponements thereof.

            The undersigned hereby revokes any proxy or proxies heretofore given and  acknowledges  receipt of a copy of the Notice of Annual  Meeting  and Proxy
Statement, both dated May 14, 2002, and a copy of the Company's Annual Report on
Form 10-K for the fiscal year ended December 31, 2001.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS,  AUTHORIZE
THE BOARD OF DIRECTORS TO AMEND THE COMPANY'S  CERTIFICATE OF  INCORPORATION  TO
EFFECT A REVERSE  STOCK SPLIT OF THE  COMPANY'S  COMMON  STOCK AND TO RATIFY THE
APPOINTMENT OF  PRICEWATERHOUSECOOPERS  LLP AS THE COMPANY'S  INDEPENDENT PUBLIC
ACCOUNTANTS.

VOTE BY TELEPHONE                                  VOTE BY INTERNET
-----------------                                  ----------------

It is fast, convenient and immediate.              It is fast, convenient and your vote is
Call Toll-Free on a Touch-Tone Phone               immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8883)

Follow these 4 east steps:                         Follow these 4 easy steps:

1.  Read the accompanying proxy statement          1.  Read the accompanying proxy statement
and proxy card.                                    and proxy card.

2.  Call the Toll-Free Number 1-877-PRX-           2.  Go to the Web site
VOTE (1-877-779-8883).                             http://www.eproxyvote.com/whx

3.  Enter your 14-digit Voter Control              3.  Enter your 14-digit Voter Control
Number located on your Proxy Card above your       Number located on your Proxy Card above your
name.                                              name.

4.  Follow the recorded instructions.              4.  Follow the instructions provided.

Your vote is important!                            Your vote is important
Call 1-877-PRX-VOTE anytime!                       Go to http://www.eproxyvote.com/whx anytime.

Do not return your proxy card if you are voting by Telephone or Internet.

Proxies voted by Telephone or Internet must be received by 11:59 p.m. on June 17, 2002.

1.     To elect the following  class III  directors:  Neil D. Arnold,  Robert A.
       Davidow and Ronald  LaBow,  to serve as  directors  until the 2005 Annual
       Meeting of  Stockholders  of the  Company  and in each case  until  their successors have been duly elected and qualified.

____________ FOR ALL NOMINEES __________ WITHHELD FROM ALL NOMINEES

WITHHELD _______________________________________________________________
         To withhold authority to vote for any nominees(s), print name above

2.     To authorize the Board of Directors to amend the Company's Certificate of
       Incorporation  to effect a reverse  stock split of the  Company's  Common
       Stock.

       FOR ___________         AGAINST  ___________         ABSTAIN ___________

3.     To  ratify  the   appointment  of   PricewaterhouseCoopers   LLP  as  the
       independent  public accountants of the Company for the fiscal year ending
       December 31, 2002.

       FOR ___________         AGAINST  ___________         ABSTAIN ___________

4.     DISCRETIONARY  AUTHORITY:  To  vote  with  discretionary  authority  with respect to all other matters that may come before the Meeting.

NOTE:  Your  signature  should appear the same as your name appears  hereon.  In signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if mailed in the United States.

Signature:__________________                    Date______________

Signature:__________________                    Date______________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:    _____________